Exhibit 99.1
optionsXpress Announces Second Quarter 2010 Results
CHICAGO, IL, July 27, 2010 — optionsXpress Holdings, Inc. (NasdaqGS: OXPS) today reported results for the three months ended June 30, 2010. Highlights from the second quarter 2010 included:
•	Revenues of $65.5 million, a 6% increase year-over-year
•	Net income of $15.6 million, $0.27 per diluted share
•	Daily average revenue trades (DARTs) of 49,800, a 10% increase year-over-year
•	Net new account growth of 7,800 during the quarter, resulting in 365,500 customer accounts, an 8% increase year-over-year
•	Ending customer assets of $7.0 billion, a 22% increase year-over-year
“Improved customer engagement in April and volatility-driven trading in May drove our second quarter earnings 20% higher than the first quarter, excluding a gain resulting from the Chicago Board Options Exchange (CBOE) initial public offering,” remarked David Fisher, Chief Executive Officer of optionsXpress. “Our powerful, innovative platform and exceptional customer experience continue to attract new customers despite the challenging economic backdrop and declining market indices weighing on the average retail investor. As evidence, we opened our highest number of net new accounts since the second quarter of last year and our customer asset growth exceeded broader market index performance in both the quarter and year-to-date.”
For the second quarter, total DARTs were 49,800, a 10% increase from 45,100 during the second quarter of 2009, and up 12% from 44,600 for the first quarter of 2010. Retail DARTs were 32,700 during the second quarter, down 2% from the second quarter of 2009, and up 8% compared to the first quarter. Institutional DARTs were 17,100 during the second quarter, up 44% from the second quarter of 2009, and up 20% from the first quarter.
Total net revenues increased 6% over the second quarter of 2009 and increased 15% when compared to the first quarter of 2010. Resulting net income was $15.6 million, or $0.27 per diluted share, a 3% decrease from the $16.1 million reported in the second quarter of 2009 and a 31% increase when compared to the first quarter of 2010. Second quarter results include approximately $2.2 million in gains and dividends resulting from the CBOE Holdings, Inc. initial public offering. The company owned one seat at the CBOE, for which the company received shares of equity in CBOE Holdings, Inc. at the time of the offering.
“We saw stronger activity throughout our customer base in the second quarter as market activity improved. The increased trading early in the quarter reflected higher customer engagement that tends to develop with more encouraging overall market conditions,” commented Adam DeWitt, Chief Financial Officer of optionsXpress. “The higher level of trading also demonstrates the operating leverage in our business as earnings were up 20% sequentially while revenues were only up 11% (both figures before CBOE-related gains).”

Outlook
Mr. Fisher concluded, “Although economic uncertainty is generating short-term headwinds, our ability to grow our customer base and generate healthy profitability under these difficult market conditions speaks to the appeal of our product offering and the quality of the optionsXpress customer experience. Our efficient operating model positions optionsXpress to benefit substantially from a rebound in trading activity and interest rates while the strength of our balance sheet gives us a strong foundation for future earnings growth.
Conference Call
A conference call will be broadcast live on Tuesday, July 27, 2010, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) at www.optionsxpress.com/investor. An online replay will be available approximately two hours after the call and can be accessed in the Investor Relations’ Calendar of Events portion of the website.
About optionsXpress Holdings, Inc.
optionsXpress Holdings, Inc., a pioneer in equity options and futures trading, offers an innovative suite of online brokerage services for investor education, strategy evaluation and trade execution. optionsXpress Holdings subsidiaries include optionsXpress, Inc., a retail online brokerage specializing in options and futures, brokersXpress, LLC, an online trading and reporting platform for independent investment professionals, Open E Cry, LLC, an innovative futures broker offering direct access futures trading for high volume commodities and futures traders through its proprietary software platform, and Optionetics, Inc, a leading provider of investment education services, including live seminars, proprietary software analytics, online and offline educational products and individual coaching.
More information can be found in the Investor Relations section of optionsXpress’ website at http://www.optionsxpress.com/investor.
Safe Harbor
This press release may contain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks. We urge you to carefully consider these risks in evaluating the information in this press release, including risks related to general economic conditions, regulatory developments, the competitive landscape, the volume of securities trading generally or by our customers specifically and other risks described in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “feel,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

FOR FURTHER INFORMATION:
Investor Inquiries:
Jim Polson
FD
(312) 553-6730
or
Media Inquiries:
Patrick Van De Wille
FD
(312) 553-6704

optionsXpress Holdings, Inc.
Consolidated Statements of Operations
In thousands, except per share data
(Unaudited)

	Three Months Ended
	June 30,	June 30,	Change
	2010	2009	$	%
Revenues:
Commissions	$44,713	$42,008	$2,705	6%
Other brokerage-related revenue	5,243	7,108	(1,865)	(26%)
Interest revenue and fees	4,826	4,489	337	8%
Interest expense	(56)	(61)	5	(8%)

Net interest revenue and fees	4,770	4,428	342	8%
Education revenues	7,707	7,234	473	7%
Other income	3,067	937	2,130	227%

Net revenues	$65,500	$61,715	$3,785	6%

Expenses:
Compensation and benefits	$11,854	$10,434	$1,420	14%
Brokerage, clearing and other related expenses	10,250	8,047	2,203	27%
Brokerage advertising	5,747	5,005	742	15%
Education marketing and fulfillment	4,986	4,792	194	4%
Depreciation and amortization	2,277	2,298	(21)	(1%)
Other general and administrative	5,794	5,901	(107)	(2%)

Total expenses	$40,908	$36,477	$4,431	12%

Income before income taxes	24,592	25,238	(646)	(3%)
Income taxes	9,005	9,165	(160)	(2%)

Net income	$15,587	$16,073	$(486)	(3%)

Basic earnings per share	$0.27	$0.28	$(0.01)	(4%)
Diluted earnings per share	$0.27	$0.28	$(0.01)	(4%)

Weighted average shares outstanding — basic	57,403	57,832	(429)	(1%)
Weighted average shares outstanding — diluted	57,611	57,988	(377)	(1%)

	Six Months Ended
	June 30,	June 30,	Change
	2010	2009	$	%
Revenues:
Commissions	$84,311	$80,097	$4,214	5%
Other brokerage-related revenue	9,741	13,405	(3,664)	(27%)
Interest revenue and fees	9,593	8,869	724	8%
Interest expense	(107)	(123)	16	(13%)

Net interest revenue and fees	9,486	8,746	740	8%
Education revenues	15,237	7,234	8,003	111%
Other income	3,756	1,527	2,229	146%

Net revenues	$122,531	$111,009	$11,522	10%

Expenses:
Compensation and benefits	$23,502	$18,808	$4,694	25%
Brokerage, clearing and other related expenses	19,268	15,237	4,031	26%
Brokerage advertising	10,116	10,794	(678)	(6%)
Education marketing and fulfillment	10,281	4,792	5,489	115%
Depreciation and amortization	4,568	4,290	278	6%
Other general and administrative	11,370	10,655	715	7%

Total expenses	$79,105	$64,576	$14,529	22%

Income before income taxes	43,426	46,433	(3,007)	(6%)
Income taxes	15,951	16,804	(853)	(5%)

Net income	$27,475	$29,629	$(2,154)	(7%)

Basic earnings per share	$0.48	$0.51	$(0.03)	(6%)
Diluted earnings per share	$0.48	$0.51	$(0.03)	(6%)

Weighted average shares outstanding — basic	57,434	58,146	(712)	(1%)
Weighted average shares outstanding — diluted	57,643	58,266	(623)	(1%)

optionsXpress Holdings, Inc.
Consolidated Balance Sheets
In thousands
(Unaudited)

	Period Ended
	June 30,	December 31,	Change
	2010	2009	$	%
Assets:
Cash and cash equivalents	$174,699	$178,989	$(4,290)	(2%)
Cash and investments segregated in compliance with federal regulations	891,244	881,210	10,034	1%
Receivables from brokerage customers, net	195,406	149,871	45,535	30%
Receivables from brokers, dealers and clearing organizations	44,348	110,779	(66,431)	(60%)
Investments in securities	19,290	70,850	(51,560)	(73%)
Deposits with clearing organizations	20,037	30,245	(10,208)	(34%)
Fixed assets, net	12,539	13,263	(724)	(5%)
Goodwill	85,474	81,590	3,884	5%
Other intangible assets, net	5,594	6,525	(931)	(14%)
Other assets	29,249	22,999	6,250	27%

Total assets	$1,477,880	$1,546,321	$(68,441)	(4%)

Liabilities and stockholders’ equity:

Liabilities
Payables to brokerage customers	$1,074,949	$1,179,204	$(104,255)	(9%)
Payables to brokers, dealers and clearing organizations	4,964	144	4,820	3347%
Accrued liabilities and accounts payable	23,729	19,027	4,702	25%
Current and deferred income taxes	28	193	(165)	(85%)
Other liabilities	36,370	36,878	(508)	(1%)

Total liabilities	1,140,040	1,235,446	(95,406)	(8%)

Stockholders’ equity	337,840	310,875	26,965	9%

Total liabilities and stockholders’ equity	$1,477,880	$1,546,321	$(68,441)	(4%)

optionsXpress Holdings, Inc.
Statistical Operating Data

	Three Months Ended
	June 30,	June 30,	Change
	2010	2009	$ or #	%
Number of customer accounts (at period end)(1)	365,500	337,300	28,200	8%
Daily average revenue trades (“DARTs’’) (2)
Retail DARTs	32,700	33,200	(500)	(2%)
Institutional DARTs	17,100	11,900	5,200	44%

Total DARTs	49,800	45,100	4,700	10%
Customer trades per account (3)	35	34	1	3%
Average commission per trade	$14.26	$14.78	$(0.52)	(4%)
Option trades as a % of total trades	40%	42%	(2%)
Brokerage advertising expense per net new customer account (4)	$737	$556	$181	33%
Total client assets (000s)	$7,030,199	$5,749,031	$1,281,168	22%
Client margin balances (000s)	$204,194	$122,770	$81,424	66%

	Six Months Ended
	June 30,	June 30,	Change
	2010	2009	$ or #	%
Number of customer accounts (at period end)(1)	365,500	337,300	28,200	8%
Daily average revenue trades (“DARTs’’) (2)
Retail DARTs	31,500	32,500	(1,000)	(3%)
Institutional DARTs	15,700	13,500	2,200	16%

Total DARTs	47,200	46,000	1,200	3%
Customer trades per account (3)	33	34	(1)	(3%)
Average commission per trade	$14.40	$14.06	$0.34	2%
Option trades as a % of total trades	41%	40%	1%
Brokerage advertising expense per net new customer account (4)	$707	$577	$130	23%
Total client assets (000s)	$7,030,199	$5,749,031	$1,281,168	22%
Client margin balances (000s)	$204,194	$122,770	$81,424	66%

(1)	Customer accounts are open, numbered accounts.

(2)	DARTs are total revenue-generating trades for a period divided by the number of trading days in that period.

(3)	Customer trades per account are total trades divided by the average number of total customer accounts during the period. Customer trades are annualized.

(4)	Calculated based on total net new customer accounts opened during the period.

optionsXpress Holdings, Inc.
Segment Information
In thousands

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Revenue
Brokerage Services	$57,797	$54,477	$107,288	$103,771
Education	8,186	7,304	16,200	7,304
Eliminations	(483)	(66)	(957)	(66)

Revenue	$65,500	$61,715	$122,531	$111,009

Income/(loss) before income taxes
Brokerage Services	$25,637	$25,514	$45,973	$46,709
Education	(1,045)	(276)	(2,547)	(276)

Income before income taxes	$24,592	$25,238	$43,426	$46,433